Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-171927 and 333-218206) of Bitauto Holdings Limited of our report dated April 27, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bitauto Holdings Limited's Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

May 14, 2018